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                                                                  EXHIBIT 23.2
                       [KPMG PEAT MARWICK LLP LETTERHEAD]



The Board of Directors
KCS Resources, Inc.

We consent to the inclusion of our report dated October 6, 1995, with respect to the Statements of Revenues and Direct Operating Expenses for the Oil and Gas Properties of Natural Gas Processing Co. Sold to KCS Resources, Inc., for the years ended June 30, 1995 and 1994, and to the reference to our firm under the heading "Experts," which appear in the Form S-4 of KCS Energy, Inc. to be filed April 17, 1996.


                                     /s/ KPMG PEAT MARWICK LLP
                                         KPMG PEAT MARWICK LLP



Billings, Montana
April 16, 1996